UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 17, 2008
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At its October 17, 2008 meeting, the Board of Directors of Home BancShares, Inc., pursuant to a recommendation by the Compensation Committee, granted John W. Allison, Chairman and CEO, an annual base salary of $275,000 beginning on November 1, 2008. Also, they made him eligible for an annual discretionary cash bonus. Any cash bonus will be based upon the goals of the Company including shareholder return, earnings per share and other criteria. Mr. Allison has never received any salary prior to this time. The committee felt as a result of the leadership Mr. Allison has provided for the past 10 years, he should be compensated for his services.
Mr. Allison serves on the board of directors of each of the Company’s subsidiary banks. As a member of the board of directors of each subsidiary bank, he will continue to receive a fee for his service to these boards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)

Date: October 17, 2008	/s/ Randy Mayor Randy Mayor
Chief Financial Officer